UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

General Terms and Effects

On August 9, 2021, BioLife Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BLFS Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Fortis Advisors LLC, in their capacity as the representatives of the stockholders of Sexton (as defined therein) (collectively, the “Seller Representative”) and Sexton Biotechnologies, Inc., a Delaware corporation (“Sexton”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Sexton (the “Merger” and, together with other transactions contemplated by the Merger Agreement, the “Transactions”), with Sexton continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company. In the Merger all of the issued and outstanding shares of capital stock of Sexton immediately prior to the Effective Time (other than those properly exercising any applicable dissenter’s rights under Delaware law and shares of Sexton stock held by the Company) will be converted into the right to receive the Merger Consideration (as defined below). The Company will pay the Merger Consideration to the holders of common stock, preferred stock and options of Sexton, other than the Company (collectively, the “Participating Holders”).

Merger Consideration

As consideration for the Merger, Participating Holders collectively shall be entitled to receive a number of shares of Company common stock (the “Merger Consideration” and such shares the “Merger Consideration Shares”), with an aggregate value equal to (a) thirty million U.S. dollars ($30,000,000) (less the amount that would otherwise be payable to the Company in its capacity as a Sexton stockholder) plus (or minus if negative) (b) the net working capital less the target net working capital amount, minus (c) the amount of closing net debt, minus (d) the amount of any unpaid transaction expenses; provided, that the Merger Consideration otherwise payable to Participating Holders at the closing of the transaction contemplated by the Merger Agreement (the “Closing”) is subject to the withholding of the escrow shares deposited in the escrow account and One Hundred Thousand U.S. Dollars ($100,000) that will be deposited into a fund for payment to the Seller Representative (the “Seller Representative Fund”), and after the Closing, is further subject to adjustment and reduction for the indemnification obligations of the indemnifying parties and purchase price adjustments.

As consideration for the Merger, Participating Holders collectively shall be entitled to receive a number of shares of Company common stock (the “Merger Consideration” and such shares the “Merger Consideration Shares”), with an aggregate value equal to (a) thirty million U.S. dollars ($30,000,000) plus (or minus if negative) (b) the closing net working capital less a specified target net working capital amount, minus (c) the amount of closing net debt of Sexton, minus (d) the amount of any unpaid transaction expenses of Sexton; provided, that the Merger Consideration otherwise payable to Participating Holders at the closing of the transaction contemplated by the Merger Agreement (the “Closing”) is subject to the withholding of the escrow shares deposited in the escrow account and One Hundred Thousand U.S. Dollars ($100,000) that will be deposited into a fund for payment to the Seller Representative (the “Seller Representative Fund”), and after the Closing, is further subject to adjustment and reduction for the indemnification obligations of the indemnifying parties and purchase price adjustments.

Escrow Shares

Approximately ten (10%) of the Net Merger Consideration Shares (the portion of the Merger Consideration otherwise payable to the Sexton stockholders other than the Company at the Closing) (the “Escrow Shares”) will be deposited into an escrow account and held together with any dividends, distributions or other income on the Escrow Shares (collectively the “Escrow Property”) for indemnification purposes in accordance with an escrow agreement (the “Escrow Agreement”).

The Escrow Property will be held for a period of up to eighteen (18) months after the Closing (the “Expiration Date”).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of the Company and Sexton as of the date of the Merger Agreement and as of the date of the Closing. The representations and warranties made by the Company and Sexton are customary for transactions similar to the Transactions and are subject to specified exceptions and qualifications.

Survival and Indemnification

The representations and warranties of the Company and Sexton generally survive the Closing through and until and including the Expiration Date with certain exceptions provided in the Merger Agreement.

Indemnification claims, other than with respect to certain fundamental representations and fraud claims, are subject to certain caps and baskets.

Covenants of the Parties

The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period).

Each party also agreed that during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transaction.

The parties agreed that the Company shall, no later than September 2, 2021, file a registration statement on Form S-3 (the “S-3 Registration Statement”) to register the resale of the Merger Consideration Shares.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various customary conditions set forth in the Merger Agreement.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing.

All expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Related Agreements

Non-Competition Agreement

Simultaneously with the execution of the Merger Agreement, a certain Sexton Stockholder entered into non-competition and non-solicitation agreement, to become effective at the Closing, pursuant to which such Sexton Stockholder agreed not to compete with Sexton, the Company and their respective subsidiaries during the four (4) year period following the Closing in the United States or in any other markets in which Sexton is engaged. The Non-Competition Agreements also contains customary confidentiality, non-solicitation and mutual non-disparagement provisions.

Employment Agreement

At the Closing, Sean Werner, the current President of Sexton, and the Company will enter into an employment agreement, pursuant to which he will serve as the Chief Technology Officer – Cell Processing Platform, of the Company.

Item 3.02         Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Merger Consideration Shares is incorporated by reference herein. The parties agreed that the Merger Consideration Shares issued pursuant to the Merger Agreement shall not to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, but would be included in a registration statement to be filed after the Closing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: August 13, 2021	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer and Chief Operating Officer